Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

dated as of November 30, 2005

between

NAVTEQ NORTH AMERICA, LLC,

NAVTEQ CORPORATION

and

LASALLE BANK NATIONAL ASSOCIATION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT dated as of November 30, 2005 (this “Amendment”) is entered into by and among NAVTEQ NORTH AMERICA, LLC, a Delaware limited liability company (the “Company”), NAVTEQ CORPORATION, a Delaware corporation (the “Guarantor”), and LASALLE BANK NATIONAL ASSOCIATION (together with its respective successors and assigns, the “Bank”).

WHEREAS, the Company and the Bank are party to that certain Credit Agreement dated as of November 9, 2004 (the “Credit Agreement”).

WHEREAS, the Guarantor and the Bank are party to that certain Guaranty dated as of November 9, 2004 (the “Guaranty”), whereby the Guarantor guarantied the Obligations of the Company under the Credit Agreement.

WHEREAS, the Company and the Bank wish to amend the Credit Agreement on the terms and conditions set forth below to, among other things, increase the Revolving Commitment Amount and extend the Bank’s Commitment, and the Guarantor wishes to affirm its Guaranty.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the parties hereto agree as follows:

Section 1.               Definitions.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

Section 2.               Amendments to Credit Agreement.  Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

2.1           Section 1.1 of the Credit Agreement is amended as follows:

(a)                                  by deleting the definition of “Eurodollar Margin” and replacing it with the following:

Eurodollar Margin means the applicable rate per annum corresponding to the Total Debt to EBITDA Ratio set forth below:

Total Debt to EBITDA Ratio	Eurodollar Margin
< 1.0:1.0	0.50%
< 1.5:1.0 and > 1.0:1.0	0.625%
< 2.0:1.0 and > 1.5:1.0	0.75%

The Eurodollar Margin shall be adjusted from time to time upon delivery to the Bank of the compliance certificate required to be delivered pursuant to Section 10.1.3 and at any other time at which the Company delivers to the Bank a written calculation of the Total Debt to EBITDA Ratio certified on behalf of the Company by a Responsible Officer.  If such calculation demonstrates to the reasonable satisfaction of the Bank that the Applicable Margin shall increase or decrease, then on the first day of the month following the date such compliance certificate is required to be, or such written calculation is, delivered to the Bank, the Applicable Margin shall be adjusted in accordance therewith.  As of the Effective Date, the Eurodollar Margin shall be 0.50%.

(b)                                 by deleting each reference to “$5,000,000” in the definition of “Material Indebtedness” and replacing it with a reference to “$10,000,000”;

(c)                                  by deleting the reference to “$25,000,000” in the definition of “Revolving Commitment Amount” and replacing it with a reference to “$50,000,000”;

(d)                                 by adding at the end of the definition of “Revolving Outstandings” the words “plus the Stated Amount of all Letters of Credit”;

(e)                                  by deleting the reference to “December 1, 2005” in the definition of “Termination Date” and replacing it with a reference to “December 1, 2006”;

(f)                                    by deleting the definition of “Total Debt to Consolidated Tangible Net Worth Ratio”; and

(g)                                 by adding in proper alphabetic order the following definitions:

Effective Date means the “Effective Date” as defined in that certain Amendment No. 1 to Credit Agreement, dated as of November 30, 2005, between the Bank and the Company.

Fixed Charge Coverage Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) (X) EBITDA for the Computation Period ending on such day minus (Y) unfinanced capital expenditures (excluding any Capitalized Software Development Costs) made during such Computation Period to (ii) the sum of income taxes, dividends, required payments of principal of Debt and Interest Expense, in each case to the extent paid in cash by the Guarantor or its Subsidiaries during such Computation Period.

L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Bank at the time of such request for the type of letter of credit requested.

Letter of Credit - see Section 2.1.

Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

2.2           Section 2.1 of the Credit Agreement is amended by adding at the end of such Section the following:

The Bank will issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Bank (each a “Letter of Credit”), at the request of and for the account of the Company from time to time before the date which is 30 days prior to the Termination Date; provided that (i) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $25,000,000 and (ii) the Revolving Outstandings will not at any time exceed the Revolving Commitment Amount.

2.3           Section 2 of the Credit Agreement is amended as follows:

(a)                                  by adding a new Section 2.3 as follows:

2.3           Letter of Credit Procedures.

2.3.1        L/C Applications.  The Company shall give notice to the Bank of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Bank shall agree in any particular instance in its sole discretion) prior to the proposed date of issuance of such Letter of Credit.  Each such notice shall be accompanied by an L/C Application, duly executed by the Company and in all respects satisfactory to the Bank, together with such other documentation as the Bank may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than one year after the date of issuance thereof; provided that if the expiration date occurs after the scheduled Termination Date, such Letter of Credit shall be cash collateralized in accordance with Section 12.3) and whether such Letter of Credit is to be transferable in whole or in part.  Subject to Section 2.4, the Bank shall issue such Letter of Credit on the requested issuance date.  In the event of any inconsistency between the terms of any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

2.3.2        Reimbursement Obligations.  The Company hereby unconditionally and irrevocably agrees to reimburse the Bank for each payment or disbursement made by the Bank under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made.  Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Bank is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Bank of such payment or disbursement, 2%.  The Bank shall notify the Company whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Bank to so notify the Company shall not affect the rights of the Bank in any manner whatsoever.

2.3.3        Limitation on Obligations of the Bank.  In determining whether to pay under any Letter of Credit, the Bank shall not have any obligation to the Company other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by the Bank under or in connection with any Letter of Credit shall not impose upon the Bank any liability to the Company (except as set forth in Section 13.13) and shall not reduce or impair the Company’s reimbursement obligations set forth in Section 2.3.2.

(b)                                 by renumbering the existing Section 2.3 as Section 2.4 and replacing it with the following:

2.4           Certain Conditions.  Notwithstanding any other provision of this Agreement, the Bank shall have no obligation to make any Loan or issue any Letter of Credit if any Event of Default or Unmatured Event of Default exists.

2.4           Section 4.2 of the Credit Agreement is amended by adding the following immediately after the first sentence thereof:

Accrued interest on each Base Rate Loan shall be payable on the last day of each month and at maturity.

2.5           Section 5 of the Credit Agreement is amended as follows:

(a)                                  by deleting the second sentence of Section 5.1 and replacing it with the following:

For purposes of calculating usage under this Section, the Revolving Commitment Amount shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans and the face amount of all outstanding Letters of Credit.

(b)                                 by adding a new Section 5.2 as follows:

5.2           Letter of Credit Fees.  The Company agrees to pay to the Bank a letter of credit fee for each Letter of Credit equal to the Eurodollar Margin in effect from time to time multiplied by the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, if requested by the Bank, the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists.  Such letter of credit fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated, in which case the rate applicable to each outstanding Letter of Credit for the period from the Termination Date until the expiration or termination of such Letter of Credit shall be equal to the Eurodollar Margin in effect immediately before the Termination Date) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.  In addition, with respect to each Letter of Credit, the Company agrees to pay to the Bank such fees and expenses as the Bank customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations.

2.6           Section 6.1 of the Credit Agreement is amended by adding to the end of the last sentence thereof the words “and all letter of credit fees”.

2.7           Section 6.2.2 of the Credit Agreement is amended by inserting immediately after the words “Revolving Loans” the following:

or cash collateralize outstanding Letters of Credit, or do a combination of the foregoing,

2.8           Section 8.1(b) of the Credit Agreement is amended by inserting the words “or under any Letter of Credit” immediately after the words “the Bank’s obligations hereunder”.

2.9           Section 8.8 of the Credit Agreement is amended by deleting the last sentence of such Section and replacing it with the following:

The Bank may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Note, expiration or termination of the Letters of Credit and termination of this Agreement.

2.10         Sections 9.4 and 9.5 of the Credit Agreement are amended by deleting from each the reference to “December 31, 2003” and replacing it with a reference to “December 31, 2004”.

2.11         Section 9.7 of the Credit Agreement is amended by deleting all the words in such Section following the reference to “Section 10.7,” and replacing them with the following:

except where failure to comply with this Section 9.7 would not reasonably be expected to have a Material Adverse Effect.

2.12         Section 9.14 of the Credit Agreement is amended by inserting the words “the issuance of each Letter of Credit and” immediately after the words “after giving effect to”.

2.13         Section 10 of the Credit Agreement is amended by adding in the first sentence thereof the words “and all Letters of Credit have been terminated or cash collateralized in accordance with Section 12.3” immediately after the words “are paid in full”.

2.14         Section 10.6 of the Credit Agreement is amended by deleting clauses (e), (h) and (i), relettering clauses (f) and (g) as clause (e) and clause (f), respectively, and adding a new clause (g) at the end of such Section as follows:

(g)           (i) Other unsecured Debt which, when added to the principal outstanding amount of unsecured Debt of the Guarantor (excluding Debt arising under the Guaranty), does not exceed $75,000,000 in aggregate principal amount at any time outstanding and (ii) other secured Debt which, when added to the principal outstanding amount of secured Debt of the Guarantor, does not exceed $20,000,000 in aggregate principal amount at any time outstanding.

2.15         Section 10.7 of the Credit Agreement is amended by adding a new clause (h) to the end thereof as follows:

(h)           Other Liens securing Debt permitted by Section 10.6(g)(ii).

2.16         Section 10.8 of the Credit Agreement is amended by deleting the reference to “$10,000,000” and replacing it with a reference to “$25,000,000”.

2.17         Section 10.9(c) of the Credit Agreement is amended by adding a new subclause (6) immediately after subclause (5) as follows:

; and (6) (A) the EBITDA of the target of such Acquisition (calculated solely for the purposes of this clause (A) as if EBITDA were defined solely in terms of such target) for the most recent twelve-month period ended on or before such Acquisition, as shown by financial statements delivered to the Bank at the time of such Acquisition, is positive or (B) the sum of the aggregate consideration (including Debt incurred or assumed) paid for such Acquisition and all other Acquisitions effected since the Effective Date pursuant to this clause (B) does not exceed $25,000,000

2.18         Section 10.11 of the Credit Agreement is amended by adding the words “and the Letters of Credit,” immediately after the words “Use the proceeds of the Loans,”.

2.19         Section 11.2 of the Credit Agreement is amended by adding in the first sentence thereof the words “and to issue each Letter of Credit” immediately after the words “The obligation of the Bank to make each Loan”.

2.20         Section 11.2.1 of the Credit Agreement is amended by adding in the first sentence thereof the words “and the issuance of any Letter of Credit” immediately after the words “Both before and after giving effect to any borrowing”.

2.21         Section 11.2.2 of the Credit Agreement is amended by deleting such Section in its entirety and replacing it with the following:

11.2.2      Confirmatory Certificate.  If requested by the Bank, the Bank shall have received a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit, together with such other documents as the Bank may reasonably request in support thereof.

2.22         Section 12.1.1 of the Credit Agreement is amended by inserting the words “reimbursement obligation with respect to any Letter of Credit” immediately after the words “payment when due of any interest, fee,”.

2.23         Section 12.1.8 of the Credit Agreement is amended by deleting the reference to “$5,000,000” and replacing it with a reference to “$10,000,000”.

2.24         Section 12.1.11 of the Credit Agreement is amended by deleting such Section in its entirety and replacing it with the following:

12.1.11    Financial Covenants.

(a)           Total Debt to EBITDA Ratio.  The Guarantor and its Subsidiaries shall have a Total Debt to EBITDA Ratio as of the last day of any Computation Period which exceeds a ratio of 2.0:1.0; or

(b)           Consolidated Tangible Net Worth.  The Guarantor and its Subsidiaries shall have a Consolidated Tangible Net Worth which is less than $100,000,000; or

(c)           Fixed Charge Coverage Ratio.  The Guarantor and its Subsidiaries shall have a Fixed Charge Coverage Ratio as of the last day of any Computation Period which is less than 1.25:1.00.

2.25         Section 12.2 of the Credit Agreement is amended by deleting such Section in its entirety and replacing it with the following:

12.2         Effect of Event of Default.  If any Event of Default described in Section 12.1.4 shall occur, the Commitment (if it has not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to cash collateralize all Letters of Credit pursuant to documentation satisfactory to the Bank, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing and the Bank shall declare the Commitment (if it has not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Company immediately cash collateralize all Letters of Credit pursuant to documentation satisfactory to the Bank, then the Commitment (if it has not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to cash collateralize all Letters of Credit pursuant to documentation satisfactory to the Bank, all without presentment, demand, protest or notice of any kind.  The Bank shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration.  Notwithstanding the foregoing, the effect as an Event of Default of any event described in this Section 12 may be waived in writing by the Bank.  Any cash collateral delivered hereunder shall be held by the Bank (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit.  After the expiration or termination of each Letter of Credit, the cash collateral related to such Letter of Credit shall be applied by the Bank to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

2.26         Section 12 of the Credit Agreement is amended by adding a new Section 12.3 as follows:

12.3         Cash Collateralization of Letters of Credit.  On the Termination Date, the Company shall pledge cash collateral equal to the undrawn amount of each outstanding Letter of Credit pursuant to documentation satisfactory to the Bank.  Fees on each such Letter of Credit shall be payable in accordance with Section 5.2.  Any cash collateral delivered to the Bank pursuant to this Section shall be held and applied by the Bank in accordance with Section 12.2.  All obligations provided for in this Section 12.3 (including, without limitation, obligations to pay letter of credit fees as set forth in Section 5.2) shall survive repayment of the Loans, cancellation of the Note and termination of this Agreement.

2.27         Section 13.6 of the Credit Agreement is amended by deleting the last sentence thereof in its entirety and replacing it with the following:

All obligations provided for in this Section 13.6 shall survive repayment of the Loans, cancellation of the Note, expiration or termination of the Letters of Credit and termination of this Agreement.

2.28         Section 13.8.1 of the Credit Agreement is amended by replacing the reference to “Section 7.6” with a reference to “Section 7.5” and is further amended by replacing each occurrence of “any Bank” in the last sentence thereof with “the Bank”.

2.29         Section 13.8.2 of the Credit Agreement is amended as follows:

(a)                                  by deleting from the third sentence thereof the words “except with respect to any of the events described in the fourth sentence of Section 13.1”;

(b)                                 by deleting the proviso in the second to last sentence; and

(c)                                  by replacing each reference to “Section 7.6” in the last sentence with a reference to “Section 7.5”.

2.30         Section 13.12 of the Credit Agreement is amended by deleting the last sentence thereof in its entirety and replacing it with the following:

All obligations provided for in this Section 13.12 shall survive repayment of the Loans, cancellation of the Note, expiration or termination of the Letters of Credit and termination of this Agreement.

2.31         Schedules 9.2, 9.6, 9.8, 9.15, 10.6, 10.7, 10.12, 10.14, 10.15 and 13.3 of the Credit Agreement are deleted in their entirety and replaced by Schedules 9.2, 9.6, 9.8, 9.15, 10.6, 10.7, 10.12, 10.14, 10.15 and 13.3, respectively, attached hereto.

2.32         Exhibit B (Form of Compliance Certificate) is deleted in its entirety and replaced by Exhibit B attached hereto.

Section 3.               Representations and Warranties.

3.1           Company.  To induce the Bank to enter into this Amendment and to issue Letters of Credit and continue to make Loans under the Credit Agreement, the Company represents and warrants to the Bank that:

(a)                                  The Company is duly authorized to execute, deliver and perform its obligations under this Amendment.  This Amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

(b)                                 The representations and warranties of the Company set forth in the Credit Agreement as amended hereby (including any amendments to the relevant Schedules) and in the other Loan Documents are true and correct in all material respects with the same effect as if made on the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(c)                                  No Event of Default or Unmatured Event of Default (as defined in the Credit Agreement as in effect both immediately before and immediately after the effectiveness of this Amendment) has occurred and is continuing.

3.2           Guarantor.  To induce the Bank to enter into this Amendment and to continue to make Loans to the Company under the Credit Agreement, the Guarantor represents and warrants to the Bank that:

(a)                                  The Guarantor is duly authorized to execute, deliver and perform its obligations under this Amendment.  This Amendment is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

(b)                                 The representations and warranties of the Guarantor set forth in the Guaranty and in the other Loan Documents are true and correct in all material respects with the same effect as if made on the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

Section 4.               Effective Date.   Section 2 of this Amendment shall become effective upon the date on which the Company has delivered or caused to be delivered to the Bank the following documents and the other conditions set forth below have been satisfied, which date shall be November 30, 2005 (the “Effective Date”):

4.1           This Amendment executed by the Company and the Guarantor and a replacement note substantially in the form set forth in Exhibit A to the Credit Agreement (which shall be the “Note” as defined in the Credit Agreement) executed by the Company.

4.2           Certified copies of resolutions of the applicable governing board of the Company and the Guarantor authorizing the execution, delivery and performance by the Company and the Guarantor, as applicable, of this Amendment, the Note and the other Loan Documents to which either is a party.

4.3           Certified copies of all documents evidencing any necessary corporate, limited liability company or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and the Guarantor of the documents referred to in this Section 4.

4.4           A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of the Company and the Guarantor certifying (a) (i) the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), (ii) the bylaws or operating agreement of such entity and (iii) certified copies of the articles of incorporation or certificate of formation of such entity or (b) that such officers, bylaws or operating agreement and articles of incorporation or certificate of formation have not changed since the Secretary’s Certificate delivered to the Bank on November 9, 2004.

4.5           The opinion of counsel to the Company and the Guarantor in form and substance reasonably acceptable to the Bank.

Section 5.               Reaffirmation of Guaranty.  The Guarantor hereby consents to the terms hereof and reaffirms in all respects its obligations under the Guaranty.

Section 6.               Payment of Fees and Expenses.  The Company affirms its obligation under Section 13.6 of the Credit Agreement to pay on demand all reasonable out-of-pocket costs and expenses of the Bank (including Attorney Costs) in connection with the preparation, execution and delivery of this Amendment and the administration of the Credit Agreement as amended hereby.

Section 7.               Reference to and Effect Upon the Credit Agreement.  Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

Section 8.               CHOICE OF LAW.  THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

Section 9.               Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.

Section 10.             Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties executed this Amendment as of the date and year first above written.

NAVTEQ NORTH AMERICA, LLC

By:	/s/ David B. Mullen
Name:	David B. Mullen
Title:	CFO

NAVTEQ CORPORATION

By:	/s/ David B. Mullen
Name:	David B. Mullen
Title:	CFO

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Mark Melendes
Name:	Mark Melendes
Title:	Vice President

Schedule 9.2 – Authorization; No Conflict

None.

Schedule 9.6 – Litigation and Contingent Liabilities

On April 22, 2005, Tele Atlas N.V. and Tele Atlas North America (“Tele Atlas”) filed a complaint against the Company in the United States District Court for the Northern District of California. The complaint alleges that the Company has violated Sections 1 and 2 of the Sherman Act, Section 3 of the Clayton Act, and Sections 16720, 16727 and 17200 of the California Business and Professions Code, and that the Company has intentionally interfered with Tele Atlas’s contractual relations and prospective economic advantage with third parties, by allegedly excluding Tele Atlas from the market for digital map data for use in navigation system applications in the United States through exclusionary and predatory practices. On August 16, 2005, Tele Atlas filed an amended complaint based on these same causes of action.  Specifically, in its amended complaint, Tele Atlas alleges that the Company controls a predominant share of variously defined markets for digital map data and has entered into exclusive contracts with digital map data customers for the purpose of acquiring or maintaining an illegal monopoly in these alleged markets.  Tele Atlas also contends that these allegedly exclusive contracts have interfered with Tele Atlas’ current and prospective business relationships and amount to unfair competition under California state law.  In addition, Tele Atlas alleges that the Company, through its license under U.S. Patent No. 5,161,886, controls a predominant share of the alleged relevant technology market consisting of methods for displaying portions of a topographic map from an apparent perspective view outside and above a vehicle in the United States, and allegedly has entered into patent licenses and/or other arrangements in a manner that violates the aforesaid laws. Tele Atlas seeks preliminary and permanent injunctive relief, unspecified monetary, exemplary and treble damages, and costs and attorneys’ fees of suit.

The Company is disclosing the above litigation in this Schedule solely for informational purposes and not in any way stating or acknowledging that such transaction is required to be disclosed on this Schedule.

Schedule 9.8 – Subsidiaries

The following are wholly-owned, direct or indirect, subsidiaries of NAVTEQ Corporation.  NAVTEQ North America, LLC does not have any subsidiaries.

NAVTEQ North America, LLC

NAVTEQ International, LLC

NAVTEQ Canada Inc.

NAVTEQ Kabushiki Kaisha

NAVTEQ Austria GmbH

NAVTEQ N.V./S.A.

NAVTEQ SRO

NAVTEQ Srl.

NAVTEQ B.V.

Geoinformation NAVTEQ – Tecnologias de Navegação, Unipessoal, Lda

NAVTEQ Technologies Sl.

Navigation Technologies Sweden AB

NAVTEQ Switzerland GmbH

NAVTEQ Europe B.V.

NAV2 Co., Ltd.

NAVTEQ Solutions Malaysia SDN. DHD.

NAVTEQ Europe B.V.- yhtiolle sivuliike Suomeen

NAVTEQ Europe B.V.- Zweigneiderlassung Deutschland

NAVTEQ Europe B.V.- Spolka z ograniczona odpowiedzialnoscia

Navigation Technologies CIS LLC

NT Data CIS LLC

Picture Map International Co., Ltd.

9.15 – Environmental Matters

None.

Schedule 10.6

On April 22, 2003, one of the Guarantor’s European Subsidiaries entered into a U.S. dollar/euro currency swap agreement (the “Swap”) with Koninklijke Philips Electronics N.V., which was subsequently assigned to ABN AMRO in the third quarter of 2004.  The Swap is more fully described in the Guarantor’s current, quarterly and annual reports filed with the SEC.  The Guarantor has joint and several liability with respect to the Swap.

Schedule 10.7

None.

Schedule 10.12 – Transactions with Affiliates

None.

Schedule 10.14

None.

Schedule 10.15

Schedule 10.6 is hereby incorporated by reference.

SCHEDULE 13.3

ADDRESSES FOR NOTICES

NAVTEQ NORTH AMERICA, LLC

222 Merchandise Mart, Suite 900

Chicago, Illinois  60654

Attention:  Chief Financial Officer with a copy to the General Counsel

Telephone:  312-894-7000

Facsimile:  312-894-7228

Electronic-Mail:	dave.mullen@navteq.com
neil.smith@navteq.com
larry.kaplan@navteq.com

LASALLE BANK NATIONAL ASSOCIATION, as Bank

Notices of Borrowing , Conversion and Continuation Issuance

135 South LaSalle Street

Chicago, Illinois 60603

Attention: Mark Melendes

Telephone: (312) 904-2815

Facsimile:  (312) 904-6353

Electronic-Mail: mark.melendes@abnamro.com

All Other Notices

135 South LaSalle Street

Chicago, Illinois 60603

Attention: Mark Melendes

Telephone: (312) 904-2815

Facsimile:  (312) 904-6353

Electronic-Mail: mark.melendes@abnamro.com

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:                          LaSalle Bank National Association, as Bank

Please refer to the Credit Agreement dated as of November 9, 2004 (as amended or otherwise modified from time to time, the “Credit Agreement”) among NAVTEQ North America LLC, a Delaware limited liability company (the “Company”), and LaSalle Bank National Association, as the Bank.  Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.                                                         Reports.  The [annual audited/quarterly] financial statements of the Guarantor as at                      ,            (the “Computation Date”), which Guarantor has filed with the SEC [attached] fairly present in all material respects the financial condition and results of operations of the Guarantor as of the Computation Date and have been prepared in accordance with GAAP consistently applied (subject to the absence of footnotes and to normal year end adjustments).

II.                                                     Financial Tests.  The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

[REVISE AS APPROPRIATE]

A.	Section 12.1.11(a) - Total Debt to EBITDA Ratio

	1.	Total Debt	$
	2.	Hedging Obligations (Fair Market Value)	$
	3.	(1) plus (2)	$
	4.	EBITDA	$
	5.	Ratio of (3) to (4)	to 1.0
	6.	Maximum allowed	2.0 to 1.0

B.	Section 12.1.11(b) - Consolidated Tangible Net Worth

	1.	Consolidated Tangible Net Worth	$
	2.	Minimum allowed	$100,000,000

C.	Section 12.1.11(c) - Fixed Charge Coverage Ratio

	1.	EBITDA	$
	2.	Capital expenditures	$
	3.	Capitalized Software Development Costs	$
	4.	(1) minus ((2) minus (3))	$
	5.	Income taxes	$
	6.	Dividends	$
	7.	Payments of principal	$
	8.	Interest Expense	$
	9.	Sum of (5) through (8)	$
	10.	Ratio of (4) to (9)	to 1.0
	11.	Minimum allowed	1.25 to 1.0

The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer on               ,               .

NAVTEQ NORTH AMERICA, LLC

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